UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2007

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2007, Paul E. Ross (33) began employment with Meade Instruments Corp. ("Meade" or the "Company") as the Company’s new Senior Vice President – Finance and Chief Financial Officer.

As previously announced in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission ("SEC") on February 20, 2007 (the "February 20, 2007 Form 8-K"), prior to joining Meade, Mr. Ross was chief financial officer and treasurer of Power-One, Inc., a Nasdaq-listed manufacturer of power supply products, from May 2005 to the present. From April 2001 to May 2005, Mr. Ross held other positions at Power-One, Inc., including, Vice President - Finance and Corporate Controller, Director - Corporate Finance, and Manager – Financial Planning and Reporting. From December 1998 to April 2001, Mr. Ross was Senior Financial Analyst, External Reporting Group at BP/Atlantic Richfield Company (ARCO) in Los Angeles, CA. From September 1996 to December 1998, Mr. Ross worked with PriceWaterhouseCoopers LLP as an Audit Associate and Senior Audit Associate.

The employment arrangement between Mr. Ross and the Company will be governed by an employment agreement to be entered into at a later date. Such employment agreement will include the following material terms and conditions, which are set forth in the Offer Letter between Mr. Ross and the Company, a copy of which was filed with the February 20, 2007 Form 8-K and is incorporated herein by reference.

The initial base salary for Mr. Ross will be $260,000. He will also be eligible to participate in the Company’s Fiscal Year 2008 bonus pool. The amount of such bonus will be a pro rata portion (based on length of employment during the fiscal year) of between 0% and 50% of his base salary, with the target level equal to 25% of his base salary. Subject to the terms of the Meade 1997 Stock Incentive Plan, and applicable agreements, on March 19, 2007, his first day of employment, Mr. Ross received (i) options to purchase up to 150,000 shares of Meade common stock with an exercise price equal to the then current market price (the options become exercisable in four equal installments over a four year period and will remain valid and outstanding for a five year period from the date of grant), and (ii) 60,484 restricted shares (the restricted shares vest, and the restriction will lapse, 25% per year for a four year period).

Meade has also agreed to reimburse Mr. Ross for his actual and reasonable moving expenses in an amount not to exceed $50,000 and to reimburse Mr. Ross for temporary lodging for up to 90 days. Mr. Ross will also be eligible to participate in the Meade Employee Stock Ownership Plan as well as Meade’s group medical plans.

As previously announced in the Company’s Current Report on Form 8-K, filed with the SEC on January 26, 2007, Mr. Ross’ employment follows the resignation of Brent W. Christensen, the Company’s former Senior Vice President – Finance and Chief Financial Officer. Mr. Christensen intends to continue to serve as an employee of the Company for a short period of time and will act as a consultant to the Company after his departure as an employee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

March 22, 2007	By:	Paul E. Ross

Name: Paul E. Ross
Title: Senior Vice President - Finance & CFO